UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2020

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road,	San Ramon,	CA	94583
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 7.01    REGULATION FD DISCLOSURE.
On May 1, 2020, Chevron Corporation (the “Company”) held a conference call to discuss its earnings for the quarter ended March 31, 2020 (the “earnings call”). Due to technical difficulties during the earnings call, the audio portion of the webcast was not available to persons connected by webcast.  The publicly-accessible participant and listen-only phone lines did continue to broadcast the earnings call as previously announced, although participants experienced a delay in accessing the earnings call. The Company has posted an audio replay (https://chevroncorp.gcs-web.com/static-files/d12d42ba-a8c9-4685-aaf9-56d2fa4fcc6a) and a transcript of the earnings call on its website under “Investors,” “Events and Presentations” (https://www.chevron.com/investors/events-presentations).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 1, 2020

CHEVRON CORPORATION

By	/s/ David A. Inchausti
David A. Inchausti
Vice President and Comptroller
(Principal Accounting Officer and
Duly Authorized Officer)